Exhibit 10.92

AMENDMENT TO PATENT LICENSE AGREEMENT

This Amendment effective as of January 1, 2007 is to the Narrowband CDMA and Third Generation Patent License Agreement (“CDMA PLA”) dated January 15, 2002, between InterDigital Technology Corporation (“ITC”), a Delaware corporation with a mailing address of Suite 105, Hagley Building, 3411 Silverside Road, Concord Plaza, Wilmington, DE 19810, and NEC Corporation (“Licensee”), a company organized and existing under the laws of Japan, with a mailing address of 7-1, Shiba 5-chome, Minato-ku, Tokyo 108-8001, Japan.

PREAMBLE

WHEREAS, ITC and Licensee are parties to the CDMA PLA.

WHEREAS, Licensee notified ITC that Licensee intended to enforce its most favored licensee rights.

WHEREAS, as a result, the parties have agreed to modify the royalty rates and terms with respect to Covered Subscriber Units and Covered Infrastructure Units under the CDMA PLA and to eliminate the most favored licensee provision under the CDMA PLA, as further set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and intending to be legally bound, the parties agree as follows:

1.	Amendment to CDMA PLA - CSUs. Section 3.1.1(i) of the CDMA PLA relating to royalties payable on Covered Subscriber Units compliant with Narrowband CDMA and Third Generation is hereby deleted in its entirety and replaced with the following:

“For Covered Subscriber Units compliant with Narrowband CDMA and Third Generation, at the rates and subject to the caps set forth in the below table.

Calendar Year(s) of Sale	Royalty Rate

**	**

**	**

**	**

**	**

**	**

**	Material has been omitted and filed separately with the Commission.

2.	Amendment to CDMA PLA - CIUs. The first paragraph of Section 3.1.1(ii) of the CDMA PLA (ending with the phrase “…Attachment B hereto.”) relating to royalties payable on Covered Infrastructure Units compliant with Narrowband CDMA and Third Generation is hereby deleted in its entirety and replaced with the following:

“For Covered Infrastructure Units compliant with Narrowband CDMA and Third Generation, at the rates set forth in the below table.

Calendar Year(s) of Sale	Royalty Rate

**	**

**	**

**	**

**	**

**	**

3.	** Adjustment. Any overpayment resulting from this Amendment which was made prior to execution of this Amendment shall be offset and Licensee may deduct such overpayment from the amount of royalty payments payable in the **. Licensee shall update its ** royalty report to account for any such overpayment when it submits a royalty report for the **.

4.	Future Negotiations. Commencing no later than **, Licensee and ITC shall renegotiate in good faith the royalty rate(s) to be paid on Covered Subscriber Units and Covered Infrastructure Units compliant with Narrowband CDMA and Third Generation in 2016 and thereafter.

5.	Most Favored Licensee Rights. Section 7.4 of the CDMA PLA is hereby deleted in its entirety, the effect of which shall be the complete elimination of all of Licensee’s most favored licensee rights applicable to Covered Subscriber Units and Covered Infrastructure Units. Licensee and ITC agree that all rights and obligations arising under Section 7.4 of the CDMA PLA, including without limitation those arising prior to the execution of this Amendment, have been discharged by this Amendment.

6.	Term. Section 5.1 of CDMA PLA is hereby amended in its entirety to read as follows: “The term of this 3G Agreement shall commence on the Effective Date and terminate on December 31, 2015, unless sooner terminated as provided herein.”

7.	Definitions. Capitalized terms used in this Amendment which are defined under the CDMA PLA shall have the meaning ascribed to them in the CDMA PLA.

8.	Force and Effect. All other provisions of the CDMA PLA remain unaltered and in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment by their duly authorized representatives.

**	Material has been omitted and filed separately with the Commission.

INTERDIGITAL TECHNOLOGY CORPORATION

By:	/s/ Alan R. Hartman
Alan R. Hartman

Title:	Vice President

Dated:	June 19th, 2007

NEC CORPORATION

By:	/s/ Hiroshi Nakatogawa
Hiroshi Nakatogawa

Title:	Intellectual Asset Business Development and Licensing Division

Dated:	June 25, 2007

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